Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

dated as of May 30, 2003

to the

INDENTURE

dated as of February 5, 2003

among

CASCADES INC.,

as the Company,

THE SUBSIDIARY GUARANTORS named therein, and

THE BANK OF NEW YORK,

as Trustee,

as amended

        FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of May 30, 2003, among CASCADES INC. (the "Company"), CASCADES BOXBOARD GROUP INC., a Canadian corporation, CASCADES BOXBOARD INC., an Ontario corporation , CASCADES BOXBOARD U.S. HOLDINGS, INC., a Delaware Corporation, CASCADES BOXBOARD U.S., INC., a Delaware corporation, CASCADES FJORDCELL, INC., a Quebec corporation (collectively, the "New Guarantors"), the existing Subsidiary Guarantors (the "Existing Guarantors") under the Indenture referred to below, and THE BANK OF NEW YORK, a national banking corporation, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H :

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 5, 2003 (the "Indenture"), providing for the issuance of its 7 1/4% Senior Notes due 2013 (the "Notes");

        WHEREAS, the Company has issued and outstanding $450,000,000 of Notes under the Indenture;

        WHEREAS, Section 4.19(b) of the Indenture provides that the Company shall cause Cascades Boxboard Group Inc. and certain of its Canadian and U.S. subsidiaries to execute and deliver to the Trustee Subsidiary Guarantees under the Indenture upon the first date upon which Cascades Boxboard Group Inc.'s 8 3/8% Senior Notes due 2007 (the "Boxboard Notes") are no longer outstanding or have been defeased;

        WHEREAS, on March 12, 2003, all of the outstanding Boxboard Notes were redeemed;

        WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any holder of a Note to add additional Subsidiary Guarantees with respect to the Notes as provided or permitted under the Indenture; and

        WHEREAS, pursuant to Sections 4.19(b), 9.01, 9.06 and 10.03 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    Definitions.    (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        (b)   For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

        2.    Agreement to Guarantee.    The New Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantors shall be Subsidiary Guarantors for all purposes under the Indenture and the Notes.

        3.    Ratification of Indenture; First Supplemental Indenture Part of Indenture.    Except as expressly amended hereby, the Indenture is, in all respects, ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

        4.    Miscellaneous.

        4.1    Governing Law.    THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        4.2    Trustee Makes No Representation.    The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture, or for or in respect of the recitals contained herein.

        4.3    Counterparts.    The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        4.4    Effect of Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction thereof.

        4.5    Conflict with TIA.    If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA, that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

        4.6    Severability.    In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.7    No Third Party Beneficiaries.    Nothing in this First Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

        5.     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

Company:
CASCADES INC.
By:	/s/ ROBERT F. HALL
	Name:	Robert F. Hall
	Title:	Vice President, Legal Affairs and Corporate Secretary
New Guarantors:
CASCADES BOXBOARD GROUP INC. CASCADES BOXBOARD INC. CASCADES BOXBOARD U.S. HOLDINGS, INC. CASCADES BOXBOARD U.S., INC. CASCADES FJORDCELL INC.
By:	/s/ LOUISE PAUL
	Name:	Louise Paul
	Title:	Assistant Secretary
Existing Guarantors:

CADMUS AND CASCADES RECYCLING, INC.
CASCADES AGRI-PAK, INC.
CASCADES AUBURN FIBER INC.
CASCADES DIAMOND, INC.
CASCADES DOMINION INC.
CASCADES EAST ANGUS INC.
CASCADES ENVIROPAC INC.
CASCADES FORMA-PAK INC.
CASCADES INOPAK INC.
CASCADES LUPEL INC.
CASCADES MOULDED PULP, INC.

CASCADES MULTI-PRO INC.
CASCADES PLASTICS INC.
CASCADES SPG HOLDING INC.
DESENCRAGE C.M.D. INC.
MATERIAUX CASCADES INC.
PLASTIQUES CASCADES INC.
2851-5351 QUEBEC INC. (COMMEC ENR.)
4089260 CANADA INC.
4089278 CANADA INC.
4089294 CANADA INC.
By:	/s/ PIERRE BROCHU
	Name:	Pierre Brochu
	Title:	Assistant Secretary

CASCADES FINE PAPERS GROUP (SALES) INC.
CASCADES FINE PAPERS GROUP (USA) INC.
CASCADES FINE PAPERS GROUP INC.
CASCADES FINE PAPERS GROUP THUNDER BAY INC.
CASCADES TISSUE GROUP—CALIFORNIA INC.
CASCADES TISSUE GROUP—IFC DISPOSABLES INC.
CASCADES TISSUE GROUP—MECHANICVILLE INC.
CASCADES TISSUE GROUP—NEW YORK INC.
CASCADES TISSUE GROUP—NORTH CAROLINA INC.
CASCADES TISSUE GROUP—OREGON INC.
CASCADES TISSUE GROUP—PENNSYLVANIA INC.
CASCADES TISSUE GROUP—WISCONSIN INC.
CASCADES TISSUE GROUP INC.
MARATHON GRAPHIC ART DISTRIBUTOR INC.
WOOD WYANT INC.
3815285 CANADA INC.
3815315 CANADA INC.
4089235 CANADA INC.
By:	/s/ ROBERT F. HALL
	Name:	Robert F. Hall
	Title:	Secretary or Assistant Secretary
Trustee:
THE BANK OF NEW YORK
By:	/s/ PETER PAVLYSHIN
	Name:	Peter Pavlyshin
	Title:	Assistant Vice President